As filed with the Securities and Exchange Commission on January 19, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMPCO-PITTSBURGH CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	25-1117717
(State of incorporation)	(I.R.S. Employer Identification No.)

726 Bell Avenue, Suite 301

Carnegie, Pennsylvania 15106

(412) 456-4400

(Address and telephone number of registrant’s principal executive offices)

Maria Trainor

Vice President, General Counsel & Secretary

Ampco-Pittsburgh Corporation

726 Bell Avenue, Suite 301

Carnegie, Pennsylvania 15106

(412) 456-4470

(Name, address and telephone number of agent for service)

Copy to:

David A. Edgar

K&L Gates LLP

210 Sixth Avenue

Pittsburgh, PA 15222

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 7(a)(2)(B) of the Securities Act  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $1.00 per share	1,776,604	$14.55(2)	$25,849,588.20	$3,218.27

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional shares of the Registrant’s Common Stock, par value $1.00 per share (the “Common Stock”), that may become issuable as a result of a stock split, stock dividend or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of shares of Common Stock.
(2)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average high and low prices per share of the Common Stock as reported on the New York Stock Exchange Composite Tape on January 12, 2018, which were $14.24 and $14.85, respectively.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed without notice. The selling shareholders may not sell these securities until the registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This prospectus is neither an offer to sell nor a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 19, 2018

PROSPECTUS

1,776,604 Shares

of

Common Stock Offered by Selling Shareholders

The selling shareholders identified in this prospectus may from time to time sell up to 1,776,604 shares of our common stock, par value $1.00 per share. These shares were issued to the selling shareholders on March 3, 2016, in connection with our acquisition of Åkers AB and certain of its affiliated companies as described under the heading “Selling Shareholders” beginning on page 4 of this prospectus. We will not receive any proceeds from the sale, if any, of common stock by any selling shareholder. The selling shareholders will pay any underwriting discounts and/or selling commissions and transfer taxes incurred by the selling shareholder in disposing of the shares of common stock.

The selling shareholders may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold on any stock exchange, market or trading facility on which the shares are traded or in private transactions, and directly to you, through agents, or through underwriters and dealers.

Our common stock is listed on The New York Stock Exchange under the symbol “AP.” On January 18, 2018, the last reported sale price of our common stock on The New York Stock Exchange was $14.05 per share.

Investing in these securities involves significant risks. See “Risk Factors” beginning on page 3 and the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                          , 2018

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, the selling shareholders may from time to time sell up to 1,776,604 shares of our common stock described in this prospectus in one or more secondary offerings in any manner described under the section in this prospectus titled “Plan of Distribution.”

This prospectus provides you with a general description of the securities the selling shareholders may offer. From time to time, we may provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 10 of this prospectus.

We have not authorized anyone to provide you with information different from that contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We do not take any responsibility for, and cannot provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

For investors outside the United States: We have not done anything that would permit this offering, or possession or distribution of this prospectus, in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus outside of the United States.

Unless the context otherwise indicates, references in this prospectus to “we,” “our” and “us” refer, collectively, to Ampco-Pittsburgh Corporation, a Pennsylvania corporation and its subsidiaries.

PROSPECTUS SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference in this prospectus. It does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, especially the section entitled “Risk Factors” and the consolidated financial statements and the notes to the consolidated financial statements incorporated in this prospectus by reference.

ABOUT AMPCO-PITTSBURGH CORPORATION

We manufacture and sell through our subsidiaries highly engineered, high performance specialty metal products and customized equipment utilized by industry throughout the world. We operate through our subsidiaries in two business segments – the Forged and Cast Engineered Products segment and the Air and Liquid Processing segment.

Forged and Cast Engineered Products

The Forged and Cast Engineered Products segment historically consisted of Union Electric Steel Corporation (“UES”) and Union Electric Steel UK Limited. In March 2016, UES acquired the stock of Åkers AB and certain of its affiliated companies, including Åkers AB’s 60% equity interest in a Chinese joint venture company. The segment produces ingot and forged products and cast products that service a wide variety of industries globally. They specialize in the production of forged hardened steel rolls used mainly for cold rolling by producers of steel, aluminum and other metals and cast rolls for hot and cold strip mills, medium/heavy section mills and plate mills in a variety of iron and steel qualities.

The segment also produces ingot and open-die forged products which are used in the oil and gas industry and the aluminum and plastic extrusion industries. In November 2016, UES acquired the stock of ASW Steel Inc. (“ASW”). ASW is a specialty steel producer based in Canada and supports our diversification efforts in the open-die forging market.

The segment is headquartered in Carnegie, Pennsylvania, and has operations in the United States, England, Sweden, Slovenia, Canada and an equity interest in three joint venture companies in China. Collectively, the segment primarily competes with European, Asian and North and South American companies in both domestic and foreign markets and sells a significant portion of its products through sales offices located throughout the world.

Air and Liquid Processing

The Air and Liquid Processing segment includes Aerofin, Buffalo Air Handling and Buffalo Pumps, all divisions of Air & Liquid Systems Corporation, a wholly owned subsidiary of ours. Aerofin produces custom-engineered finned tube heat exchange coils and related heat transfer products for a variety of industries and markets, including OEM/Commercial, fossil fuel power generation, nuclear power generation and industrial manufacturing. Buffalo Air Handling produces large custom-designed air handling systems for institutional (e.g., hospital, university), pharmaceutical and general industrial building markets. Buffalo Pumps manufactures centrifugal pumps for the fossil fuel power generation, marine defense and industrial refrigeration industries. The segment has operations in Virginia and New York, with headquarters in Carnegie, Pennsylvania. The segment distributes a significant portion of its products through a common independent group of sales offices located throughout the United States and Canada.

Company Information

We were incorporated in Pennsylvania in 1929. Our principal executive offices are located at 726 Bell Avenue, Suite 301, Carnegie, Pennsylvania 15106, and our telephone number is (412) 456-4400. Our internet address is www.ampcopittsburgh.com. We make available, free of charge on our internet website, access to our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all of our other filings with the SEC. Information contained on our website is not incorporated into this prospectus or any applicable prospectus supplement.

To find more information about us, please see the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

The Offering

Common stock offered by the selling shareholders	Up to 1,776,604 shares.

Use of Proceeds	We will not receive any proceeds from the sale of shares in this offering.

Risk Factors	An investment in our common stock involves significant risks. See “Risk Factors” beginning on page 3 for a discussion of certain factors that you should consider before making an investment in our stock.

New York Stock Exchange Symbol	“AP”

RISK FACTORS

Investing in our securities involves significant risks. You should carefully consider the risks and uncertainties described in this prospectus and any accompanying prospectus supplement, including the risk factors in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q or Current Report on Form 8-K, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement, before making an investment decision pursuant to this prospectus and any accompanying prospectus supplement relating to a specific offering. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1993. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, will contain forward-looking statements. Forward-looking statements are those that reflect our current views with respect to future events and financial performance, and all statements other than statements of historical fact are statements that are, or could be, deemed forward-looking statements. Words such as “may,” “intend,” “believe,” “expect,” “anticipate,” “estimate,” “project,” “forecast” and other terms of similar meaning that indicate future events and trends are also generally intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance or goals are forward-looking statements.

You should not place undue reliance on our forward-looking statements because they are not guarantees of future performance or expectations, and involve risks and uncertainties. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Except as required by applicable law, we assume no obligation, and disclaim any obligation, to update forward-looking statements whether as a result of new information, events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under the caption “Risk Factors,” as well as under Item 1A, “Risk Factors,” to Part I of our Annual Report on Form 10-K for the year ended December 31, 2016 and in other documents that we may file with the SEC, all of which you should review carefully. In addition, there may be events in the future that we are not able to predict accurately or control which may cause actual results to differ materially from expectations expressed or implied by forward-looking statements. Please consider our forward-looking statements in light of these risks as you read this prospectus and any prospectus supplement.

USE OF PROCEEDS

We are registering these shares pursuant to registration rights granted to the selling shareholders. We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of shares of our common stock by the selling shareholders. The selling shareholders will receive all the proceeds from this offering, if any. We have agreed to pay all costs, expenses and fees relating to registering the shares of our common stock referenced in this prospectus. The selling shareholders will pay any underwriting discounts and/or selling commissions and transfer taxes incurred by the selling shareholder in disposing of the shares of common stock.

SELLING SHAREHOLDERS

Material Relationships with Selling Shareholders

This prospectus covers the resale from time to time by the selling shareholders identified in the table below of up to 1,776,604 shares of our common stock that were previously issued to a selling shareholder in connection with our acquisition of Åkers AB, a company limited by shares incorporated in Sweden, Åkers Sweden AB, a company limited by shares incorporated in Sweden, Rolls Technology, Inc., a Delaware corporation, Akers Valji Ravne d.o.o., a private limited liability company incorporated in Slovenia, and each of their respective subsidiaries (collectively, the “Acquired Companies”) pursuant to the terms of a Share Purchase and Sale Agreement by and among us and Ampco UES Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of ours (“Buyers”), on the one hand, and Altor Fund II GP Limited, a limited liability company duly incorporated and organized under the laws of Jersey (“Altor”), and Åkers Holding AB, a company limited by shares incorporated in Sweden (“Seller”), on the other, dated as of December 2, 2015, as amended by an addendum dated March 1, 2016 and as further amended by a second addendum dated March 3, 2016 (the “Purchase Agreement”).

Pursuant to the terms of the Purchase Agreement, we were required to issue upon completion of the acquisition a $20,000,000 convertible note (the “Convertible Note”) and two subordinated promissory notes to Svenska Handelsbanken AB (publ) (“SHB”), a Swedish bank. Additionally, under the Purchase Agreement, Altor was obligated to procure that SHB transfer the Convertible Note and one of the promissory notes upon their issuance to Altor.

We closed the Purchase Agreement and completed our acquisition of the Acquired Companies on March 3, 2016 (the “Closing”) for aggregate consideration of $74,155,897, after the post-closing purchase price adjustment made in accordance with the Purchase Agreement (the “Closing Purchase Price”). The Closing Purchase Price consisted of: (i) $29,399,471 in cash; (ii) two subordinated promissory notes in the aggregate initial principal balance of $22,619,935; and (iii) 1,776,604 shares of our common stock which, based on the closing price of our common stock as of the date of Closing, had a fair value of $22,136,491. Upon the Closing, we also issued the Convertible Note and promissory notes to SHB, which then transferred the Convertible Note and one of the promissory notes to Altor. The 1,776,604 shares of our common stock mentioned above were issued upon conversion of the Convertible Note.

We are registering the 1,776,604 shares of common stock pursuant to the terms of the shareholder support agreement (the “Shareholder Support Agreement”) by and among us and Altor, on behalf of certain of its affiliated investment entities (namely, each of which is a selling shareholder identified in the table and corresponding footnote 1 below) (collectively, “Altor Fund II”) dated as of March 3, 2016. The Shareholder Support Agreement, among other things, permits the selling shareholders identified in the table below to offer the shares of common stock for resale from time to time in accordance with the registration rights covenants set forth in the Shareholder Support Agreement, as described below.

In connection with our acquisition of the Acquired Companies from Seller, we have entered into a number of additional agreements and covenants with the selling shareholders that are described below.

Shareholder Support Agreement

The Shareholder Support Agreement sets forth certain governance arrangements and contains various provisions relating to, among other things, registration rights with respect to Altor Fund II’s ownership of our common stock, indemnification, board nomination and observer rights, limited standstill covenants, voting arrangements, customary transfer restrictions and customary confidentiality obligations. Although the Shareholder Support Agreement automatically terminates when Altor Fund II and certain permitted transferees no longer beneficially own in the aggregate any shares of our common stock, numerous provisions will survive such termination depending on certain conditions set forth therein.

Registration Rights

Under the terms of the Shareholder Support Agreement, we have agreed, upon Altor Fund II’s request and subject to certain conditions, to file with the SEC a registration statement on Form S-3 in accordance with Rule 415 under the Securities Act to register the sale of 1,776,604 shares of our common stock that we issued on March 3, 2016 to Altor in connection with our acquisition of the Acquired Companies. This prospectus is a part of the registration statement on Form S-3 that we have filed under the Shareholder Support Agreement in accordance with the written request of Altor Fund II. The Shareholder Support Agreement also provides for certain “demand” and “piggyback” registration rights. The registration rights are subject to customary cutbacks on the number of shares to be registered or offered in an underwritten offering where the managing underwriter advises that marketing factors call for a limitation on the number of shares to be registered or offered.

Indemnification

Under the Shareholder Support Agreement, we have agreed to customary indemnity obligations under which we are required to indemnify the selling shareholders and certain of their affiliates from and against any and all losses arising from any untrue statement of a material fact contained in this registration statement, of which this prospectus forms a part, except for statements provided to us in writing from the selling shareholders specifically for inclusion in this registration statement. The selling shareholders have also agreed to indemnify us severally and individually for losses arising from any untrue statement of material fact based on information provided to us expressly for inclusion in the registration statement of which this prospectus is a part, but the liability of each selling shareholder is limited to amount of net proceeds received from such selling shareholder from the sale of securities under this registration statement. These indemnification provisions survive the termination of the Shareholder Support Agreement.

Governance

Pursuant to the Shareholder Support Agreement, among other things, Altor Fund II is entitled to designate one board nominee (the “Altor Nominee”) to our board of directors and one board observer (the “Altor Board Observer”), in each case beginning on March 3, 2016. Altor Fund II’s right to designate a nominee to our board of directors will terminate if it ceases to collectively own at least 888,302 shares of our common stock. Further, Altor Fund II’s right to designate a board observer will terminate if it ceases to collectively own at least 444,151 shares of our common stock.

In accordance with the Shareholder Support Agreement, Altor proposed that Mr. J. Fredrik Strömholm be appointed to our board of directors as the Altor Nominee, and Altor further proposed that Mr. Johan Blomquist be appointed as the Altor Board Observer. Pursuant to the Shareholder Support Agreement and effective upon the occurrence of the Closing, our board of directors (i) appointed Mr. Strömholm to our board of directors, and (ii) appointed Mr. Blomquist as a board observer.

Standstill

Pursuant to the terms of the Shareholder Support Agreement each of the entities in Altor Fund II has agreed to certain standstill covenants that last from the Closing until the date that Altor Fund II, in the aggregate, ceases to beneficially own at least 5% of our outstanding voting equity securities (the “Standstill Period”). During the Standstill Period, each of the entities in Altor Fund II and certain of their affiliates is prohibited from taking certain actions to influence or control us. The Standstill Period will terminate if a third party acquires more than 50% of our common stock or all or substantially all of our consolidated assets, or commences an unsolicited public tender or exchange offer and comes to beneficially own more than 50% of our outstanding common stock within 12 months of announcement of such offer.

Voting

Until the date that Altor Fund II ceases to collectively own at least 888,302 shares of our common stock, each of the entities in Altor Fund II agrees to vote all of its equity securities entitled to vote in our director elections in a manner consistent with the recommendation of our management or our board of directors in connection with (i) all “routine” proposals (as such term is defined under the rules of the New York Stock Exchange), (ii) election of directors, (iii) any proposals made pursuant to Exchange Act Rule 14a-21, (iv) certain proposals relating to our equity compensation plans, and (v) any shareholder proposals.

Transfers

Altor Fund II and certain permitted transferees are bound by limited transfer restrictions, which prohibit, among other things, transfers to any person who after the transfer would beneficially own at least 15% of our outstanding common stock, unless conducted under the terms of Rule 144 under the Securities Act, or through a bona fide underwritten offering pursuant to a registration statement, such as the registration statement to which this prospectus relates. Additionally, except in connection with certain public tenders, transfers under Rule 144, or transfers pursuant to the exercise of registration rights, Altor Fund II and certain permitted transferees must provide us a right of first look regarding any transfer of our common stock. Altor Fund II and certain permitted transferees may also assign their registration rights, provided that, among other things, the assignee also acquires at least 1% of our outstanding common stock and agrees to be bound by the Shareholder Support Agreement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Shareholder Support Agreement filed as Exhibit 10.2 to our Current Report on Form 8-K filed on March 7, 2016.

Beneficial Ownership

The table below sets forth the selling shareholders and other information known to us, based on written representations from the selling shareholders, regarding beneficial ownership by each selling shareholder as of January 18, 2018, as determined under Section 13(d) of the Exchange Act. The percentage of beneficial ownership prior to this offering is based on 12,361,486 shares of common stock outstanding as of January 18, 2018. The number of shares and percentage of beneficial ownership after this offering set forth below assumes the sale of all shares of common stock offered by the selling shareholders. However, the selling shareholders may choose not to sell any of their shares of common stock.

Beneficial ownership is determined in accordance with the rules of the SEC. Selling shareholder information for each additional selling shareholder, if any, will be set forth by prospectus supplement or post-effective amendment to the registration statement to the extent required prior to the time of any offer or sale of such selling shareholder’s shares pursuant to this prospectus.

	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus		Shares of Common Stock Owned After Offering(2)
Name of Selling Shareholder	Number	Percent	Number	Percent	Number	Percent
Altor Fund II GP Limited(1)	1,776,604	14.4%	1,776,604	14.4%	—	0%

(1)	Altor, a Jersey (Channel Islands) limited liability company, is (i) the general partner of Altor Fund II (No. 1) Limited Partnership (“AF1”), Altor Fund II (No. 2) Limited Partnership (“AF2”) and Altor Fund II (No. 3) Limited Partnership (“AF3”), and (ii) the investment manager of Altor Fund II (No. 4) Limited (“AF4”), all of which are Jersey (Channel Islands) limited partnerships. Altor directly holds 1,776,604 shares of our common stock on behalf of each of AF1, AF2, AF3 and AF4, due to restrictions on the holdings of limited partnerships under Jersey law. These 1,776,604 shares include 1,017,441 shares held on behalf of AF1, 743,868 shares held on behalf of AF2, 2,694 shares held on behalf of AF3 and 12,601 shares held on behalf of AF4. Each of AF1, AF2, AF3 and AF4 has voting and dispositive power over, and is therefore a beneficial owner of, the number of shares of our common stock that Altor directly holds on its behalf. Additionally, Altor Holdings Limited, a Jersey (Channel Islands) limited liability company, may be deemed a beneficial owner of the shares of our common stock directly held by Altor, as Altor’s sole member. The address of each of AF1, AF2, AF3, AF4, Altor and Altor Holdings Limited is PO Box 730, 11-15 Seaton Place, St. Helier, Jersey JE4 0QH Channel Islands.
(2)	Assumes that all the shares of the selling shareholders covered by this prospectus are sold, and that the selling shareholders do not acquire any additional shares of common stock before the completion of this offering. However, because the selling shareholders can offer all, some, or none of their common stock, no definitive estimate can be given as to the number of shares that the selling shareholder will ultimately offer or sell under this prospectus.

PLAN OF DISTRIBUTION

The selling shareholders, which, as used herein, includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose (collectively, “dispositions”) of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling shareholders may sell all or a portion of the shares beneficially owned and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when selling or disposing of shares or interests therein:

•	underwritten transactions or transactions through agents on a “best efforts” basis on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options, including put and call options, or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b) or other applicable rule or provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

We will pay all expenses of the registration of the shares, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling shareholders will pay all underwriting discounts and/or selling commissions, if any.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, rather than pursuant to this prospectus, provided that they meet the criteria and conform to the requirements of that rule.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. The selling shareholders may also directly solicit offers to purchase the common stock and may sell the common stock directly to institutional investors or others. These persons may also be deemed to be underwriters within the meaning of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. “Underwriters” within the meaning of Section 2(11) of the Securities Act are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

There can be no assurance that any selling shareholder will sell any or all of the shares registered pursuant to the registration statement of which this prospectus forms a part.

To the extent required, the shares of our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer and the terms of the offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our securities. We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered common stock. These activities may maintain the price of the offered common stock at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus. Insofar as indemnification for liabilities arising under the Securities Act may be permitted, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

The validity of the issuance of the common stock offered by this prospectus has been passed upon for us by Maria Trainor, Vice President, General Counsel and Secretary of Ampco-Pittsburgh Corporation, Carnegie, Pennsylvania. As of January 18, 2018, Ms. Trainor held 1,376 shares of our common stock, restricted stock units for 6,438 shares of our common stock, and was eligible to receive future equity awards.

EXPERTS

The financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of Ampco Pittsburgh Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm, given upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC also are available from the SEC’s internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

This prospectus is part of a registration statement that we filed with the SEC. As permitted by SEC rules, this prospectus and any accompanying prospectus supplement that we may file, which form a part of the registration statement, do not contain all of the information that is included in the registration statement. The registration statement contains more information regarding us and our securities, including certain exhibits. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information and reports we file with it. This means that we can disclose important information to you by referring to another document. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC automatically updates and supersedes this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than the portions thereof deemed to be furnished to the SEC, including under Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K) until we terminate the offering of these securities:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on March 16, 2017;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed on May 10, 2017;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed on August 9, 2017;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, filed on November 9, 2017;

•	Our Current Reports on Form 8-K filed on March 7, 2017, May 4, 2017, June 15, 2017, October 3, 2017, and January 5, 2018;

•	Our Current Reports on Form 8-K/A filed on January 17, 2017 and August 15, 2017;

•	The portions of the Definitive Proxy Statement on Schedule 14A for our 2017 Annual Meeting of Shareholders incorporated by reference into Part III of the Form 10-K for the fiscal year ended December 31, 2016; and

•	The description of our common stock in our Form 8-K, which was filed on January 5, 2018, and any amendments or reports filed for the purpose of updating this description.

Notwithstanding the foregoing, no information is incorporated by reference in this prospectus or any prospectus supplement hereto where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless we indicate in the report or filing containing such information that the information is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this prospectus or any prospectus supplement hereto.

To the extent that any statement in this prospectus is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this prospectus, the statement in this prospectus shall supersede such incorporated statement. The incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus or the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to our various filings made with the SEC.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Ampco-Pittsburgh Corporation

726 Bell Avenue, Suite 301

Carnegie, PA 15106

(412) 456-4470

DEALER PROSPECTUS DELIVERY OBLIGATION

Until                          , 2018, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                         , 2018

PROSPECTUS

1,776,604 Shares of Common Stock

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses (other than the actual registration fee) in connection with the issuance and distribution of the securities being registered, all of which will be borne by us, are set forth in the following itemized table:

SEC Registration Fee	$3,218.27
Printing Fees and Expenses*	$1,000	*
Legal Fees and Expenses*	$50,000	*
Accounting Fees and Expenses*	$20,000	*
Transfer Agent Fees and Expenses*	$210	*
Miscellaneous Fees and Expenses*	$1,000	*

Total	$75,428.27

*	The amounts shown are estimates of expenses payable by the registrant in connection with the filing of this registration statement and one offering of securities hereunder, but do not limit the amount of securities that may be offered.

Item 15. Indemnification of Officers and Directors

Sections 1741 and 1742 of the Pennsylvania Business Corporation Law (the “PBCL”) provide that a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, indemnification available under Section 1742 is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, and no indemnification shall be made under Section 1742 in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines upon application that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

PBCL Section 1744 provides that, unless ordered by a court, any indemnification referred to above shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct. Such determination shall be made:

(1)	by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or

(2)	if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

(3)	by the shareholders.

Notwithstanding the above, PBCL Section 1743 provides that to the extent that a director, officer, employee or agent of a business corporation is successful on the merits or otherwise in defense of any proceeding referred to in PBCL Section 1741 or 1742, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

PBCL Section 1745 provides that expenses (including attorneys’ fees) incurred by an officer, director, employee or agent of a business corporation in defending any proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking by the indemnitee to repay the amount advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified by the corporation.

PBCL Section 1746 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the foregoing provisions is not exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. Section 1746 further provides that indemnification authorized under Section 1746 may be granted under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise for any action taken or any failure to take any action whether or not the corporation would have the power to indemnify the person under any other provision of law and whether or not the indemnified liability arises or arose from any action by or in the right of the corporation, provided, however, that no indemnification pursuant to Section 1746 may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

The Restated Articles of Incorporation (the “Restated Articles”) and Amended and Restated By-Laws (the “By-Laws”) of the Registrant provide that, except as prohibited by law and as described below, the directors and officers of the Registrant shall be indemnified as of right in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other (whether brought by or in the right of the Registrant or otherwise) arising out of their service to the Registrant or to another enterprise at the request of the Registrant, except that under those provisions no right to indemnification shall exist in any case where the act or failure to act giving rise to the claim to indemnification is determined by a court to have constituted willful misconduct or recklessness and no such indemnification shall exist with respect to an action brought by such officer or director against the Registrant, subject to specified exceptions.

PBCL Section 1747 permits a Pennsylvania business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions described above.

The Restated Articles and By-Laws of the Registrant also provide that the Registrant may purchase and maintain insurance to protect itself and any director or officer entitled to indemnification under the By-Laws against any liability or expense asserted against such person and incurred by such person in respect of the service of such person to the Registrant whether or not the Registrant would have the power to indemnify such person against such liability or expenses by law or under the provisions of the By-Laws.

The Registrant maintains directors’ and officers’ liability insurance covering its directors and officers with respect to liabilities, including liabilities under the Securities Act, which they may incur in connection with their serving as such. Under this insurance, the Registrant may receive reimbursement for amounts as to which the directors and officers are indemnified by the Registrant under the foregoing By-Law indemnification provision. Such insurance also provides certain additional coverage for the directors and officers against certain liabilities even though such liabilities may not be covered by the foregoing By-Law indemnification provisions.

PBCL Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions to successor corporations in consolidations, mergers or divisions and to representatives serving as fiduciaries of employee benefit plans. PBCL. Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter E of the PBCL, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the corporation and shall inure to the benefit of the heirs and personal representative of such person, and the Registrant’s Restated Articles and By-Laws contain similar provisions with respect to the indemnification and advancement provided under the Restated Articles and By-Laws.

Item 16. Exhibits

The exhibits to this registration statement are listed below in the Exhibit Index.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement.(1)

2.1	Share Sale and Purchase Agreement, dated as of December 2, 2015, by and between, inter alia, Åkers Holdings AB and Ampco-Pittsburgh Corporation (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on December 8, 2015).

2.2	Addendum to Share Sale and Purchase Agreement, dated March 1, 2016, among Ampco-Pittsburgh Corporation, Ampco UES Sub, Inc., Altor Fund II GP Limited, and Åkers Holding AB (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed on March 7, 2016).

2.3	Second Addendum to Share Sale and Purchase Agreement, dated March 3, 2016, among Ampco-Pittsburgh Corporation, Ampco UES Sub, Inc., Altor Fund II GP Limited, and Åkers Holding AB (incorporated by reference to Exhibit 2.3 to the Current Report on Form 8-K filed on March 7, 2016).

4.1	Restated Articles of Incorporation of the Registrant, effective as of August 11, 2017 (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 filed on November 9, 2017).

4.2	Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on December 23, 2015).

4.3	Shareholder Support Agreement, dated March 3, 2016, by and between Ampco-Pittsburgh Corporation and Altor Fund II GP Limited (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on March 7, 2016).

4.4	Form of Stock Certificate representing shares of the Registrant’s Common Stock

5.1	Opinion of Maria Trainor, Vice President, General Counsel and Secretary of Ampco-Pittsburgh Corporation, regarding the legality of the shares being registered hereunder.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Maria Trainor (included in Exhibit 5.1).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement)

(1)	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Carnegie, Commonwealth of Pennsylvania on January 19, 2018.

AMPCO-PITTSBURGH CORPORATION

By:	/s/ John S. Stanik
John S. Stanik
Chief Executive Officer

Each person whose signature appears below constitutes and appoints Maria Trainor, Michael G. McAuley, and Rose Hoover, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

SIGNATURE	TITLE	DATE

/s/ John S. Stanik John S. Stanik	Chief Executive Officer and Director (Principal Executive Officer)	January 19, 2018

/s/ Michael G. McAuley Michael G. McAuley	Chief Financial Officer, Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	January 19, 2018

/s/ James J. Abel James J. Abel	Director	January 19, 2018

SIGNATURE	TITLE	DATE

/s/ Leonard M. Carroll Leonard M. Carroll	Director	January 19, 2018

/s/ Michael I. German Michael I. German	Director	January 19, 2018

/s/ Paul A. Gould Paul A. Gould	Director	January 19, 2018

/s/ William K. Lieberman William K. Lieberman	Director	January 19, 2018

/s/ Laurence E. Paul Laurence E. Paul	Director	January 19, 2018

/s/ Stephen E. Paul Stephen E. Paul	Director	January 19, 2018

/s/ Carl H. Pforzheimer, III Carl H. Pforzheimer, III	Director	January 19, 2018

/s/ Ernest G. Siddons Ernest G. Siddons	Director	January 19, 2018

/s/ J. Fredrik Strömholm J. Fredrik Strömholm	Director	January 19, 2018

/s/ Elizabeth A. Fessenden Elizabeth A. Fessenden	Director	January 19, 2018

/s/ Ann E. Whitty Ann E. Whitty	Director	January 19, 2018